Exhibit 10.25.A

October 27, 2021

Amendment to Employment Agreement – Charlene Soco

CLS Holdings USA, Inc. granted 50,000 in common stock to Charlene Soco effective Nov 1, 2021.

Effective November 1, 2021, Charlene Soco’s salary will increase to $117,500 annually per Andrew Glashow.

An extension of the Employment Agreement review date is updated to November 1, 2022 and is up for consideration within 60 days prior to the expiration date.

CLS HOLDINGS USA, INC.,

By: /s/ Andrew Glashow	11/01/21
Andrew Glashow	Date
President and Chief Operating Officer

EMPLOYEE

By: /s/ Charlene Soco	10/31/2021
Charlene Soco	Date
Vice President of Finance